UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 27, 2008, Advance Display Technologies, Inc. (the “Company”) entered into a lease (the “Lease”) with Domenigoni-Barton Properties, a California general partnership.  The Lease provides for the Company to lease approximately 19,360 square feet of industrial space at 42230 Zevo Drive, Temecula, California, for a five (5) year rental term beginning April 1, 2008 and ending March 31, 2013.  The facility is to be used for the manufacture of the Company’s proprietary outdoor flexible digital display product, SkyNet™.  The Lease calls for a monthly payment of $13,552.00 for the first year of the lease and a security deposit of $15,252.90, with increased rental amounts in each year of the five year term, commencing with $13,552.00 per month for the year ending March 31, 2009 and ending with $15,252.90 per month for the year ending March 31, 2013.  In addition, the Company will pay a percentage of the annual rent to the Lessor’s broker partners of between 4% and 6% per year, and the Company has provided a separate guaranty of the Lease (the “Guaranty”).

The foregoing descriptions of the Lease and the Guaranty are included to provide information regarding their terms.  They do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Lease and the Guaranty, which are filed together as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number                                                                Description of Document

10.1	Standard Industrial/Commercial Single-Tenant Lease and Guaranty of Lease effective April 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: April 1, 2008	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number                                                                Description of Document

10.1	Standard Industrial/Commercial Single-Tenant Lease and Guaranty of Lease effective April 1, 2008.